May 29, 1998

VIA FACSIMILE;
ORIGINAL VIA REGISTERED LETTER,
RETURN RECEIPT REQUESTED


Ms. Brigitte Vienne, Head Financing and Risk Management
Mr. Eckard Weinrich, Mission Manager
Arianespace S.A.
Boulevard de l'Europe, B.P. 177
91006 Evry Cedex, France

Directeur General
Arianespace Finance S.A.
18, rue Dicks
L-1016 Luxembourg


                  Re: Termination of Launch Services Agreement

    Ref: Launch Services Agreement 97.5.915, between CD Radio Inc. ("CD Radio") and Arianespace S.A. ("Arianespace"), dated July 22, 1997 (the "Launch Agreement"); Arianespace Customer Loan Agreements for Launches #1 and #2, between CD Radio and Arianespace Finance S.A. ("AEF"), dated July 22, 1997 (the "Loan Agreements"); and the Multiparty Agreements for Launches #1 and #2, among CD Radio, Arianespace and AEF, dated July 22, 1997 (the "Multiparty Agreements") (collectively, the "Agreements").

Dear Sirs/Madame:

         Pursuant to its rights under Paragraph 18.1 of the above-cited Launch Agreement, CD Radio hereby notifies Arianespace and AEF that it is terminating the Launch Agreement as to both Launch #1 and Launch #2.

         To date, CD Radio has made payments to Arianespace of $15,870,653 for Launch #1, and of $7,040,000 for Launch #2, for a total payment of $22,910,653. Under the terms of Paragraph 18.2 of the Launch Agreement, CD Radio's termination fee is 10% of the launch services price of each of the terminated launches, for a total of $17,600,000 (based on $8,800,000 per launch). Pursuant to Sub-paragraph 18.2.3, CD Radio is entitled to the difference between amounts it has paid for the launches in excess of the termination fee, or $5,310,653, which Arianespace is required to refund within thirty (30) days of this notice of
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termination. As soon as Arianespace has refunded such amount to CD Radio, the
Launch Agreement shall be considered terminated as to both Launch #1 and Launch #2, and neither party shall have any liability to the other with respect to either of the launches, except pursuant to provisions that, by their express terms, shall survive the termination of the Launch Agreement.

         Pursuant to Section 2.05 of the Loan Agreements cited above, amounts advanced by AEF under the Loan Agreements are subject to mandatory prepayment by CD Radio upon termination of the Launch Agreement. The amounts extended to CD Radio by AEF for Launch #1 and Launch #2 are $13,270,653 and $4,440,000, respectively (including $1,800,000 in non-refundable fees for each launch, but excluding interest), for a total of $17,710,653. Pursuant to Section 2.05(b)(i) of each of the Loan Agreements, these amounts must be prepaid, without penalty, no later than five (5) Business Days after the termination of the Launch Agreement, together with interest thereon accrued to the date of prepayment, any outstanding fees and any other amounts due and payable under the Loan Agreements. By countersigning this letter agreement, AEF agrees that, notwithstanding anything to the contrary in the Agreements or any exhibits thereto, CD Radio's prepayment shall be due five (5) Business Days after the later of (i) AEF's receipt of this notice and (ii) CD Radio's receipt from AEF of an invoice detailing the amount of the prepayment, including interest, fees and any other costs.

         By countersigning this letter agreement below, Arianespace agrees, notwithstanding anything to the contrary in the Agreements or any exhibits thereto, to pay the $5,310,653 it owes to CD Radio to AEF within five (5) Business Days (as defined in the Loan Agreements) to AEF, following which Arianespace's obligation to pay such amount to CD Radio shall be extinguished. By its signature below, AEF further agrees to apply such amount received from Arianespace against CD Radio's prepayment obligation to AEF. As soon as AEF has received from CD Radio the difference between CD Radio's prepayment obligation, including interest, fees and any other costs, and the $5,310,653 it shall receive from Arianespace, the Loan Agreements and the Multiparty Agreements shall be considered terminated, the Commitments (as defined in each of the Loan Agreements) shall be reduced to zero, and neither AEF nor CD Radio shall have any further obligations to the other under any of such agreements, except pursuant to provisions that, by their express terms, shall survive the termination of the Loan Agreements.

         By countersigning this letter, Arianespace agrees that, notwithstanding the terms of Section 18.1 of the Launch Agreement; this termination shall be effective upon receipt by telecopy.

         We deeply appreciate all your efforts toward the success of CD Radio.

                                                Best regards,

                                                /s/ David Margolese
                                                -------------------
                                                David Margolese
                                                Chairman and Chief Executive
                                                Officer

cc:  Ralph Jaeger, Arianespace S.A.
     Paul Zermati, Esq., Arianespace S.A.
     Robert D. Briskman, CD Radio
     Patrick Donnelly, Esq., CD Radio

AGREED:

ARIANESPACE S.A.

By: /s/ Brigitte Vienne
-----------------------
Date: 29 May 1998

ARIANESPACE FINANCE S.A.

By: /s/ Brigitte Vienne
-----------------------
Date: 29 May 1998